                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         AMERIQUEST TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

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     (3)  Filing party:

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     (4)  Date filed:

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

                            [AmeriQuest letterhead]

                                JANUARY 26, 2001

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of AmeriQuest Technologies, Inc. ("AmeriQuest") will be held on March 1, 2001, at 9:30 a.m., local time, at our corporate headquarters located at 2465 Maryland Road, Willow Grove, PA 19090 for the following purposes:

     1) to elect five directors;

     2) to transact any other business appropriately brought before the meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITS NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS. PLEASE READ THE ATTACHED PROXY STATEMENT FOR FURTHER INFORMATION.

Stockholders of record at the close of business on January 24, 2001 will be entitled to vote at the Annual Meeting.

The approximate date of mailing for this proxy statement is January 26, 2001.

Sincerely yours,

Jon D. Jensen
Secretary

              TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING,
                   YOU ARE URGED TO COMPLETE, DATE, SIGN AND
                         RETURN THE ENCLOSED PROXY CARD
                              AS SOON AS POSSIBLE.

                               TABLE OF CONTENTS

                                      PAGE
                                      ----
General Information...............      1
Election of Directors.............      2
 Information about the Board of
   Directors......................      3
Executive Officers................      4
Stock Ownership...................      5
Executive Officers Compensation...      6
Report of the Compensation
  Committee.......................      8
Report of the Audit Committee.....     10
Performance Graph.................     11
Other Information.................     12
 Certain Relationships and Certain
   Transactions...................     12
 Compensation Committee Interlocks
   and Insider Participation......     12
 Compliance under Section 16(a) of
   the Securities Exchange Act of
   1934...........................     12
 Expenses of Solicitation.........     12
 Accountants......................     12
 Proposals for Next Year's
   Meeting........................     12
Appendix A -- Audit Committee
  Charter.........................    A-1

                         AMERIQUEST TECHNOLOGIES, INC.
                               2465 MARYLAND ROAD
                        WILLOW GROVE, PENNSYLVANIA 19090

                              GENERAL INFORMATION

WHAT ARE YOU VOTING FOR

One matter will be voted on at the Annual Meeting: the election of five directors.

Your Board of Directors recommends that you vote for its five nominees for election to the Board. Information concerning the Board's nominees are contained in this Proxy Statement.

OTHER MATTERS

The Board of Directors does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If, however, other matters properly come before the meeting, the persons named as proxies on the enclosed proxy card intend to vote upon such matters as they deem appropriate.

VOTING

Stockholders, as of the close of business on January 24, 2001, are entitled to vote at the Annual Meeting. As of that date, there were 67,841,906 shares of common stock eligible to vote. Each share of common stock is entitled to one vote.

To vote, you should sign and date each proxy card you receive and return it in the postage-prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the Board's nominees for election to the Board.

You have the right to revoke your proxy at any time before the meeting by: (1) notifying AmeriQuest's Secretary at the address listed above, (2) returning a later-dated proxy card or (3) voting in person at the Annual Meeting.

THE ANNUAL MEETING

There must be a quorum for action to be taken at the Annual Meeting. A "quorum" is holders of a majority of the outstanding shares of common stock and the holders may be present in person or by proxy. If you submit a properly executed proxy card, then you will be considered part of the quorum even if you withhold your vote in the election of directors and abstain from voting on any other proposals; in addition, "broker non-votes" are counted as present for establishing a quorum. However, abstentions and broker non-votes are not counted in the tally of votes FOR or AGAINST any other proposal. A WITHHELD vote is the same as an abstention. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others, often because the broker does not have the authority to do so.

Any stockholder of record as of January 24, 2001 can attend the Annual Meeting.

                               PROPOSAL NUMBER 1
                             ELECTION OF DIRECTORS

Five directors are to be elected at the Annual Meeting. Each director elected at the Annual Meeting will serve until the 2002 Annual Meeting and until his successor is elected and qualified.

The Board currently consists of Jon D. Jensen, Alexander C. Kramer, Jr., Edward
B. Cloues II, Walter A. Reimann and Charles W. Soltis. Mr. Kramer, Mr. Jensen, Mr. Cloues, Mr. Reimann and Mr. Soltis have been nominated for re-election by the Board. We have provided below information on each of the nominees.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE NOMINEES. DIRECTORS ARE ELECTED BY A PLURALITY OF THE VOTES CAST.

ALEXANDER C. KRAMER, JR.        Mr. Kramer, age 57, has served as President and
                                Chief Executive Officer and as a director of AmeriQuest since October 1997. From November
                                1995 to October 1997, Mr. Kramer served
                                AmeriQuest in various positions, most recently as Vice President and General Manager of the Advanced Systems Group. Mr. Kramer was Vice
                                President-Operations of Robec, Inc. for thirteen years until its acquisition by AmeriQuest in November 1995. Mr. Kramer also currently serves as Co-President of Listen Group Partners, L.L.C.
                                ("Listen Group"), an entity which owns
                                approximately 48% of AmeriQuest's common stock.

JON D. JENSEN                   Mr. Jensen, age 57, has served as Chief
                                Operating Officer and Chief Financial Officer since October 1997 and as a director of AmeriQuest since August 1998. From January 1997 to September 1997, he served as Vice President, Finance. From November 1995 to December 1996, he served as Controller of our Advanced Systems
                                Group. He also worked part time as a director and acting Chief Financial Officer at The
                                Fredericks Company from May 1995 to January
                                1997. Mr. Jensen currently serves as
                                Co-President of Listen Group.

EDWARD B. CLOUES II             Mr. Cloues, age 53, has served as a director of
                                AmeriQuest since December 1998. He has served as the Chairman of the Board and Chief Executive
                                Officer of K-Tron International, Inc., a manufacturer of industrial feeders, since
                                January 1998. Prior to joining K-Tron,
                                Mr. Cloues was a senior partner in the law firm of Morgan, Lewis & Bockius LLP, which is
                                AmeriQuest's general outside counsel. He is also a director and non-executive Chairman of the Board of AMREP Corporation, a real estate development company and provider of distribution and fulfillment services to publishers.

WALTER A. REIMANN               Mr. Reimann, age 70, has served as a director of
                                AmeriQuest since December 1998. He has been the

                                President and Chief Executive Officer of The
                                Fredericks Company, a specialty glass and sensors manufacturing company whose products are used in commercial and military applications, since 1983.

CHARLES W. SOLTIS               Mr. Soltis, age 61, has served as a director of
                                AmeriQuest since December 1998. He has been the managing partner of Soltis Management Services, a general management consulting firm which he founded, since 1972.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS

MEETINGS

The Board of Directors met four times in the last fiscal year.

COMMITTEES

The Board of Directors currently has two standing committees: an Audit Committee and a Compensation Committee. The Board does not have a Nominating Committee.

Pursuant to the Audit Committee Charter adopted by the Board of Directors (Appendix A), the AUDIT COMMITTEE reviews the adequacy of our internal control systems and financial reporting procedures. In addition, the Audit Committee reviews the general scope of our audit, the fees charged by the independent accountants, and the performance of non-audit services provided by the independent accountants. The Audit Committee currently consists of Messrs. Cloues, Soltis and Reimann. Each of the members of the Audit Committee are independent within the meaning of the National Association of Securities Dealers' listing standards.

The COMPENSATION COMMITTEE recommends to the Board of Directors the compensation of AmeriQuest's chief Executive Officer and Chief Financial Officer, reviews and takes action on the recommendations of the chief executive officer as to the appropriate compensation for our other officers, reviews other compensation and personnel development matters generally, and administers the stock option plans. The Compensation Committee consists of Messrs. Reimann and Soltis.

COMPENSATION

AmeriQuest pays its outside directors $1,500 per calendar quarter and $1,000 per meeting attended, plus expenses incurred to attend meetings. In addition, all directors are eligible to receive stock options as a form of compensation, although none have been granted to directors.

                               EXECUTIVE OFFICERS

AmeriQuest's executive officers currently are:

Alexander C. Kramer...........................   57    President and Chief Executive
                                                       Officer
Jon D. Jensen.................................   57    Chief Financial Officer and Chief
                                                       Operating Officer

Biographical information about Messrs. Kramer and Jensen can be found on page 2.

                                STOCK OWNERSHIP

The following table shows how much stock the officers, directors, director-nominees and holders of more than 5% of outstanding common stock beneficially owned as of January 24, 2001. In general a person is considered to "beneficially own" shares if the person has the power to vote or transfer the shares for the purposes of this table, a person is also considered to beneficially own shares that may be issued upon exercise of stock options that are exercisable currently or within 60 days. Each stockholder listed below has the sole power to vote or transfer shares listed to the stockholder's name, unless otherwise noted.

                                                        BENEFICIAL OWNERSHIP
                                                       AS OF JANUARY 24, 2001
                                              -----------------------------------------
                                                 AGGREGATE NUMBER OF
NAME                                          SHARES BENEFICIALLY OWNED   PERCENTAGE(1)
----                                          -------------------------   -------------
Listen Group Partners, L.L.C.(2)............         31,849,878               46.9%
Alexander C. Kramer, Jr.(3).................         32,329,878               47.7%
Jon D. Jensen(4)............................         32,329,878               47.7%
Edward B. Cloues II.........................                  0                  *
Walter A. Reimann...........................            135,500                  *
Charles W. Soltis...........................            100,000                  *
Directors and Officers as a Group...........         33,085,378               48.8%

-------------------------

 *  Less than 1% of AmeriQuest's outstanding shares of common stock.

(1) All percentages are based on 67,841,906 shares outstanding on January 24, 2001. If a person holds options that are currently exercisable or exercisable within 60 days, the number of shares underlying the options are considered outstanding and beneficially owned for the purpose of computing that person's percentage ownership. Such shares are not considered outstanding for the purpose of computing the beneficial ownership of others listed in the table.

(2) The address for Listen Group is c/o AmeriQuest Technologies, Inc., 2465 Maryland Road, Willow Grove, Pennsylvania 19090. Listen Group is an entity owned and managed by AmeriQuest's executive officers: Alexander C. Kramer, Jr. and Jon D. Jensen.

(3) Includes the 31,849,878 shares of common stock held by Listen Group (see note 2) and 480,000 shares of common stock owned by him individually. Mr. Kramer's address is c/o AmeriQuest Technologies, Inc., 2465 Maryland Road, Willow Grove, Pennsylvania 19090.

(4) Includes the 31,849,878 shares of common stock held by Listen Group (see note 2) and 480,000 shares of common stock owned by him individually. Mr. Jensen's address is c/o AmeriQuest Technologies, Inc., 2465 Maryland Road, Willow Grove, Pennsylvania 19090.

                        EXECUTIVE OFFICERS COMPENSATION

                           SUMMARY COMPENSATION TABLE

The following table shows, for the last three fiscal years, the cash and other compensation paid to Mr. Kramer, Mr. McCarthy and Mr. Jensen, AmeriQuest's executive officers. For the purposes of this section, Messrs. Kramer, McCarthy and Jensen are referred to as the "Named Executive Officers."

                                                             ANNUAL COMPENSATION
                                                   FISCAL    --------------------
NAME                                                YEAR      SALARY      BONUS
----                                               ------    --------    --------
Alexander C. Kramer, Jr.(1)......................   2000     $200,000    $      0
  President and Chief Executive Officer             1999     $200,000    $      0
                                                    1998     $200,000    $145,000(4)
Jon D. Jensen(2).................................   2000     $175,000    $      0
  Chief Financial Officer and Chief Operating
  Officer                                           1999     $157,500    $      0
                                                    1998     $157,500    $145,000(4)
Michael J. McCarthy(3)...........................   2000     $150,000    $      0
  Vice President Sales and Marketing                1999     $100,000    $ 25,000
                                                    1998     $      0    $      0

-------------------------

(1) Mr. Kramer assumed the position of President and Chief Executive Officer on October 7, 1997. Prior to that date, Mr. Kramer served AmeriQuest in various capacities.

(2) Mr. Jensen assumed the position of Chief Financial Officer and Chief Operating Officer on October 7, 1997. Prior to that date, Mr. Jensen served AmeriQuest in various capacities.

(3) Mr. McCarthy assumed the position of Vice President Sales and Marketing on February 1, 1999 and terminated his employment on December 7, 2000. In connection with his termination, Mr. McCarthy received a one-time payment of $12,500 and he is entitled to be paid severance equal to six months of his base salary, payable at the Company's normal pay intervals.

(4) Paid $115,000 in cash and $30,000 in shares of AmeriQuest Common Stock (equaling 480,000 shares for each officer).

                       OPTION GRANTS IN LAST FISCAL YEAR

No options were granted to the Named Executive Officers in fiscal year 2000.

                             FISCAL YEAR END VALUES

The following table shows the number and value of options held as of September 30, 2000 by the Named Executive Officers. No Named Executive Officer exercised any options in fiscal year 2000.

                                 NUMBER OF SECURITIES
                                      UNDERLYING                 VALUE OF UNEXERCISED
                                UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                   FISCAL YEAR END                 FISCAL YEAR END
                             ----------------------------    ----------------------------
NAME                         EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                         -----------    -------------    -----------    -------------
Alexander C. Kramer, Jr....         0                0             --               --
Jon D. Jensen..............         0                0             --               --
Michael J. McCarthy(1).....    40,000          160,000         $6,880          $27,520

-------------------------

(1) In connection with the termination of Mr. McCarthy's employment with AmeriQuest on December 7, 2000, Mr. McCarthy has until March 31, 2001 to exercise the 80,000 options which were exercisable as of December 7, 2000. In addition, AmeriQuest accelerated the vesting of the 120,000 options which were unexercisable as of December 7, 2000; such options are exercisable until March 31, 2001.

                             EMPLOYMENT AGREEMENTS

AmeriQuest and Alexander C. Kramer, Jr. entered into an Employment Agreement dated as of October 1, 1997 under which Mr. Kramer serves as our President and Chief Executive Officer. The agreement provides for an initial term of one year and is renewed automatically for additional one year terms until terminated in accordance with procedures specified in the agreement. The agreement provides for an annual base salary of $200,000 and an annual performance bonus of up to $229,000 if Mr. Kramer achieves certain performance criteria specified in the agreement. Should AmeriQuest terminate Mr. Kramer's service "without cause," Mr. Kramer would be entitled to severance pay equal to six month's salary. Should Mr. Kramer be terminated as a result of a "change in control," he would be entitled to severance pay equal to one year.

AmeriQuest and Jon D. Jensen entered into an Employment Agreement dated October 1, 1997 under which Mr. Jensen serves as our Chief Operating Officer and Chief Financial Officer. The agreement provides for an initial term of one year and is renewed automatically for additional one year terms until terminated in accordance with procedures specified in the agreement. The agreement provides for an annual base salary of $175,000 and an annual performance bonus of up to $180,000 if Mr. Jensen achieves certain performance criteria specified in the agreement. Should AmeriQuest terminate Mr. Jensen's service "without cause," Mr. Jensen would be entitled to severance pay equal to six month's salary. Should Mr. Jensen be terminated as a result of a "change in control," he would be entitled to severance pay equal to one year.

AmeriQuest and Michael J. McCarthy entered into an Employment Agreement dated February 1, 1999 under which Mr. McCarthy serves as Vice President of Sales and Marketing. The agreement provides for an initial term of one year and is renewed automatically for additional one year terms until terminated in accordance with procedures specified in the agreement. The agreement provides for an annual base salary of $150,000 and an annual performance bonus of up to $150,000 if Mr. McCarthy achieves certain performance criteria specified in the agreement. Mr. McCarthy's employment with the

Company was terminated on December 7, 2000 and Mr. McCarthy is entitled to severance pay equal to six months salary.

                      REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors performs five principal tasks. It:

     - recommends to the full Board the compensation of AmeriQuest's chief executive officer, chief operating officer, and any other executive officers;

     - approves the granting of any bonuses to executive officers;

     - generally reviews other compensation and personnel development matters, and;

     - administers the stock option plans.

In fulfilling these duties, it is the objective of the Compensation Committee to have a policy that will enable AmeriQuest to attract, retain and reward executive officers of outstanding ability.

AmeriQuest's compensation policy for executives is to pay competitively and to be fair in the administration of pay. This is the same policy applicable to all employees of AmeriQuest. Base salary levels for AmeriQuest's executive officers are intended to be generally competitive with other comparable companies, taking into account such factors as the level of responsibility involved, the need for special expertise and the specific individual's experience and prior performance at AmeriQuest. Cash bonuses based on individual and company performance have been used to create an incentive for outstanding performance, but have not been granted when performance did not exceed targets established by the Compensation Committee.

Although AmeriQuest has a September 30 fiscal year, executive base salaries are reviewed by the Committee annually in December or early January, with any adjustments normally becoming effective on January 1. During this review, the Committee considers the performance of AmeriQuest during the prior year, the individual executive's contribution to that performance and changes in the role and responsibility of the executive during that year.

Mr. Kramer's base salary is to remain unchanged at $200,000 for fiscal year 2001. Mr. Jensen's base salary is to remain unchanged at $175,000 for fiscal year 2001. Mr. McCarthy terminated his employment on December 7, 2000. In accordance with the incentive plan for Messrs. Kramer and Jensen, no bonus was earned for fiscal year 2000. It is noted that Messrs. Kramer and Jensen receive no other significant executive perquisites. Because of the compensation levels of AmeriQuest's officers, the Compensation Committee has not traditionally considered the effect of Section 162(m) of the Code limiting deduction in excess of $1 million.

AmeriQuest also has a stock option plan. Employee stock options are granted by management subject to the approval of the Compensation Committee. Key employees other than executive officers were granted options ranging from 50,000 to 100,000 shares during the 2000 calendar year.

Respectfully submitted by the Compensation Committee as of January 11, 2001

Walter A. Reimann
Charles W. Soltis

                         REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is currently composed of three independent directors and operates under a written charter adopted by the Board of Directors. The members of the Committee are Edward B. Cloues, II, Charles W. Soltis and Walter A. Reimann (Mr. Soltis was appointed to the Committee on January 11, 2001). The Committee recommends to the Board of Directors the selection of the Corporation's independent accountants.

Management is responsible for the Corporation's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The independent auditors notified the Audit Committee that their opinion on the AmeriQuest's fiscal year 2000 financial statements would include an explanatory fourth paragraph raising substantial doubt about the ability of the Company to continue as a going concern.

The Corporation's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

Based upon Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended September 30, 2000, filed with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee as of January 11, 2001

Edward B. Cloues, II
Walter A. Reimann

                               PERFORMANCE GRAPH

The performance graph below compares the percentage change in the cumulative stockholder return of AmeriQuest from September 30, 1996 through September 30, 2000 with the percentage change in the cumulative total return over the same period on (i) an index of computer distribution and manufacturing companies, which includes Merisel, Tech Data, Software Spectrum, Micro Age, Inacom, Western Digital, Seagate and Compaq (the "CDMC Index") and (ii) the NASDAQ Stock
Market -- U.S. Companies. This graph assumes an initial investment of $100 on October 1, 1996 in each of AmeriQuest common stock, the CDMC Index and the NASDAQ Stock Market -- U.S. Companies Index.
[Performance Graph]

                                                        AQS/AMQT                     NASDAQ                       CDMC
                                                        --------                     ------                       ----
1996                                                     100.00                      100.00                      100.00
1997                                                      38.00                      137.00                      261.00
1998                                                      14.00                      138.00                      181.00
1999                                                      25.00                      223.00                      115.00
2000                                                      54.00                      308.00                       94.00

                               OTHER INFORMATION

CERTAIN RELATIONSHIPS AND CERTAIN TRANSACTIONS

See "Executive Compensation -- Employment Agreements" on page 6 for a description of the employment agreements entered into between AmeriQuest and each of Messrs. Kramer and Jensen.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None.

COMPLIANCE UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16 of the Securities Exchange Act of 1934 requires our directors and officers, and persons who beneficially own more than 10% of AmeriQuest's common stock to file certain reports with the Securities and Exchange Commission.

Based on our review of information provided by persons subject to the Section 16 filing requirements, we believe that all required filings were made on a timely basis.

EXPENSES OF SOLICITATION

The expense of soliciting proxies for the Annual Meeting will be paid for by AmeriQuest. Following the original mailing of the proxies and other soliciting materials, AmeriQuest officers, employees and/or agents may also solicit proxies by mail, telephone, facsimile or in person. We will request that brokers, custodians, nominees and other record holders of common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and seek instructions for the exercise of proxies. In such cases, AmeriQuest, upon the request of the record holders, will reimburse such holders for their reasonable expense.

ACCOUNTANTS

Arthur Andersen LLP served as our independent public accountants for the 2000 fiscal year and has been selected to serve as our independent public accountants for the 2001 fiscal year.

PROPOSALS FOR NEXT YEAR'S MEETING

Any eligible stockholder who wishes to submit a proposal for presentation at our 2002 Annual Meeting must submit the proposal not later than August 31, 2001, to AmeriQuest, Inc., 2465 Maryland Road, Willow Grove, Pennsylvania 19090,
Attention: Secretary, for inclusion, if appropriate, in our proxy statement and form of proxy relating to our 2002 Annual Meeting.

                            AUDIT COMMITTEE CHARTER

The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process. In vesting authority in the Audit Committee, the Board of Directors wishes to underscore the Company's policy that the independent accountant has ultimate accountability to the Board of Directors and the Audit Committee as representatives of the shareholders.

In meeting its responsibilities, the Audit Committee is expected to:

1. Provide an open avenue of communication between the independent accountant and the Board of Directors.

2. Review annually and recommend to the Board of Directors as appropriate, an update of Audit Committee's charter.

3. Recommend to the Board of Directors the independent accountant and approve the compensation of the independent accountant.

4. Review the performance of the independent accountant and approve any proposed discharge of the independent accountant when circumstances warrant.

5. Review and take appropriate action to oversee the independence of the independent accountant, including, without limitation:

     a. Receiving a formal written statement from the independent accountant delineating all relationships between the accountant and the Company, consistent with Independence Standards Board Statement No. 1.

     b. Actively engaging in a dialog with the independent accountant with respect to any disclosed relationships or services that may have an impact on the objectivity and independence of the independent accountant.

6. Inquire of management and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

7. Consider, in consultation with the independent accountant, the audit scope and plan of the independent accountant.

8. Consider and review with the independent accountant, out of the presence of management:

     a. The adequacy of the Company's internal controls, including computerized information system controls and security.

     b. Any related significant findings and recommendations of the independent accountant together with management's responses thereto.

     c. The independent accountant's judgment about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

9. Review with management and the independent accountant at the completion of the annual examination:

     a. The Company's annual financial statements and related footnotes.

     b. The independent accountant's audit of the financial statements and its report thereon.

     c. Any significant changes required in the independent accountant's audit plan.

     d. Any significant difficulties encountered during the course of the audit (including any restriction on the scope of work or access to required information).

     d. Any significant disagreement among management and the independent accountant in connection with preparation of the financial statements.

     e. Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards.

10. Recommend to the Board of Directors whether the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

11. Review the Company's Securities and Exchange Commission filings and other published documents containing the Company's annual financial statements, including any certification, report, opinion or review rendered by the independent accountant.

12. Meet at least annually with the independent accountant and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

13. Report Audit Committee actions to the Board of Directors with such recommendations as the Audit Committee may deem appropriate.

14. At the Audit Committee's discretion, conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

15. Perform such other functions as assigned by law, the Company's Certificate of Incorporation or Bylaws, or the Board of Directors.

The Audit Committee shall consist of at least three members. Audit Committee members and the Audit Committee Chairman shall be designated by the Board of Directors. Not later than June 14, 2001, all members of the Audit Committee shall be independent members of the Board of Directors, as determined by the Board of Directors and in accordance with the applicable provisions of the Marketplace Rules of the National Association of Securities Dealers, Inc. applicable to The Nasdaq Stock Market. Members of the Audit Committee shall serve at the pleasure of the Board of Directors.

                     PROXY - AMERIQUEST TECHNOLOGIES, INC.

                 ANNUAL MEETING OF STOCKHOLDERS - MARCH 1, 2001

The undersigned hereby appoints Alexander C. Kramer, Jr. and Jon D. Jensen, and each of them with full power to appoint his substitute, attorneys and proxies to represent the stockholder and to vote and act with respect to all shares that the stockholder would be entitled to vote on all matters which come before the annual meeting of stockholders of AmeriQuest Technologies, Inc. referred to above and at any adjournment of that meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE MADE, THE SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS ON THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER, INCLUDING SUBSTITUTION OF DIRECTOR NOMINEES, WHICH MAY COME BEFORE THE MEETING.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


                                                               / SEE REVERSE /
                                                               /    SIDE     /

         Please mark your
/ X /    votes as in this
         example



                  FOR    WITHHELD
1. ELECTION OF   /   /    /   /  NOMINEES: Alexander C. Kramer, Jr., Jon D.
   DIRECTORS     /   /    /   /            Jensen, Edward B. Cloues II,
                 /   /    /   /            Walter A. Reimann and Charles W.
                                           Soltis


To withhold authority to vote for any individual nominee(s) write his or her name in the following space:


_______________________________________________






SIGNATURE(S) __________________________________ DATE ____________, 2001

NOTE: Please sign exactly as your name appears on this proxy. If signed for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.